EXHIBIT 23.2

                        CONSENT OF INDEPENDENT ACCOUNTANT




We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-43981) of our report dated February 8, 1999 relating to the consolidated financial statements and financial statement schedule, which appears in Chateau Communities, Inc. and CP Limited Partnership Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Denver, Colorado
February 14, 2000